Exhibit 99.1

For Immediate Release

For additional information contact:
Michael W. Shelton, Chief Financial Officer
Phone:  336-369-0900

FNB Financial Services Corporation to Present at Southeast 2005
Super-Community Bank Conference

GREENSBORO, N.C.--(BUSINESS WIRE)—February 8, 2005--FNB Financial Services Corporation (NASDAQ/NMS: FNBF)(“FNB”), parent of FNB Southeast, announced today that its Vice Chairman, President, and Chief Executive Officer, Ernest J. Sewell, Executive Vice President and Chief Operating Officer, Pressley A. Ridgill, and Senior Vice President and Chief Financial Officer, Michael W. Shelton, would be participating in the Southeast 2005 Super-Community Bank Conference. The conference is being held in Atlanta on Wednesday and Thursday, February 9-10, 2005. The FNB presentation will be at 1:40 PM on Wednesday. The conference webcast will be available via www.super-communitybanking.com.

FNB Financial Services Corporation is headquartered in Greensboro, North Carolina and is the holding company of FNB Southeast, a community bank with seventeen banking offices in North Carolina and Virginia. FNB Financial Services Corporation’s common stock is listed on The NASDAQ National Market under the trading symbol FNBF. Additional information about FNB Financial Services Corporation is available on its website at www.fnbsoutheast.com.

Information in this press release may contain “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in the Company’s recent filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and its other periodic reports.